UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                               FORM 10-QSB

             QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

            FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2001

                     BALTIA AIR LINES, INC. (Baltia)
          (Exact name of registrant as specified in its charter)

  STATE of NEW YORK                               11-2989648
  (State of Incorporation)        (IRS Employer Identification No.)

          63-25 SAUNDERS STREET, SUITE 7 I, REGO PARK, NY 11374
                 (Address of principal executive offices)

  Registrant's telephone number, including area code: (718) 275 5205


  Check whether the issuer (1) filed all reports required to be filed by
  Section 13, or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. No [x] Yes [x] Required report filed herewith.


                        Class                     Number of Shares
    Common Stock - Par Value $.0001 Per Share           3,982,552
    Preferred Stock - Par Value $.01 Per Share            275,250

  Transitional Small Business Disclosure Format (Check one): No [x]


  PART ONE - FINANCIAL INFORMATION

  Item 1.  Financial Statement.

  BALTIA AIR LINES, INC.
  BALANCE SHEETS
  As At MARCH 31, 2001

  ASSETS
  Current Assets
     Cash                                          $ 3,318
  Total Current Assets                               3,318
  Fixed Assets
  Property, Plant and Equipment
      Property, Plant and Equipment                 89,656
      Less Accumulated Depreciation                 22,414
   Net Property, Plant and Equipment                67,242
  Other Assets
    Premedia Costs                                 237,654
  Total Other Assets                               237,654
       TOTAL ASSETS                           $    308,214

  LIABILITIES AND STOCKHOLDERS EQUITY

  Current Liabilities
    Accounts Payable                               $ 53,818
  Total Current Liabilities                          53,818
  Other Liabilities
    Officers Loan                                   120,750
  Total Other Liabilities                           120,750
  Stockholders Equity
     Common Stock                                       399
     Preferred Stock                                  2,753
     Paid-in-Capital                              7,947,057
     Retained Earnings                           (7,816,672)
     Treasury Stock                                    (100)
  Total Stockholders Equity                         133,437
   TOTAL LIABILITIES AND STOCKHOLDERS EQUITY  $     308,005



  BALTIA AIR LINES INC.
  STATEMENTS OF CHANGES OF SHAREHOLDERS EQUITY
  THREE MONTHS ENDED MARCH 31, 2001

                              Preferred Stock     Common Stock      Additional
                              Shares  Par Val   Shares   Par Val    Paid In
                                                                       Capital
  Balance - Dec 31, 2000     275,250   $2,753  3,982,552     399    $ 7,933,825
  2001 Issue-Preferred Stock       0        0          -       -
  2001 Issue-Common Stock          -        -          0       0         13,232
  Balance - March 31, 2001   275,250    2,753  3,982,552     399      7,947,057



                               STATEMENT OF OPERATIONS

                                    Three months Ended     August 24, 1989
                                        March 31,          (Inception) to
                                    2001         2000      March 31, 2001
                                       (Unaudited)            (Unaudited)

  Revenues                               0           0                0
  Expenses
    Depreciation                     3,202       3,202           35,222
  Interest Expense                       0           0        1,242,363
  General and
     Administrative                  4,185      41,240        2,412,770
   Professional fees                 1,874           0        2,007,482
  Service contributions                  0           0        1,352,516
   Training Expense                      0           0          225,637
   FAA Certification                     0           0          206,633
  Media Costs                      26,406       33,008          231,053
  Abandoned fixed assets                 0           0          205,162
     Total expenses                 35,667      77,450        7,918,838
  Net loss                         (35,667)    (77,450)      (7,918,838)


                               STATEMENT OF CASH FLOWS

  Cash flows from Operations          Three months Ended    Aug 24, 1989
                                           March 31,        (inception)to
                                        2001        2000     Mar 31, 2001
                                          (Unaudited)        (Unaudited)
  Net Income                           (35,667)   (77,450)   (7,959,341)
  Adjustments to reconcile net
  loss to net cash provided by
  operations:
  Depreciation                           3,202      3,202       254,632
  Change in Property, Plant and
  Equipment                                  0          0      (309,066)
  Interest paid by stock                     0          0        63,500
  Change in Premedia costs              26,406     58,008       264,060
  Change in Accounts Payable            (5,750)         0     1,835,262
  Change in Officers Loan               (1,250)         0      (253,140)
  Service Contributions                      0          0     1,352,516
  Total Adjustments                     22,608     61,210     3,207,764
  Net Cash Provided by Operations      (13,059)   (16,240)   (4,751,577)
  Cash flows from Financing Activities:
  Shareholder Loans                          0          0     1,351,573
  Paid In Capital                       13,232     15,961     2,767,717
  Issuance of Common Stock                   0          0     1,133,434
  Issuance of Preferred Stock                0          0         2,753
  Issuance of Treasury Stock                 0      1,953      (500,100)
  Net Increase(Decrease) in Cash           173      1,674         3,800
  Equivs
  Cash and Cash Equivalents -            3,627      2,202             0
  Beginning
  CASH AND CASH EQUIVALENTS -            3,800      3,876         3,800
  ENDING


  NOTES TO FINANCIAL STATEMENTS

        I. ORGANIZATION, NATURE OF OPERATIONS, GOING CONCERN
  CONSIDERATIONS

           (A) Organization

            The Company was incorporated under the laws of the state of New York on August 24, 1989.

           (B) Nature of Operations

            The Company was formed to provide commercial, passenger, cargo and mail air transportation between New York and Russia.

            Since inception, the Company's primary activities have been raising of capital, obtaining financing and obtaining Route Authority and approval from the U.S. Department of Transportation. The Company has not yet commenced revenue producing activities. Accordingly, the Company is deemed to be a Development Stage Company.

             2. ACCOUNTING POLICIES

           (A) Cash and Cash Equivalents

            The Company considers cash and cash equivalents to be all short term investments which have an initial maturity of three months or less.

           (B) Property and Equipment

            The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Leasehold improvements are depreciated over the lesser of the term of the related lease or the estimated lives of the assets. Depreciation is computed on the straight-line method for financial reporting purposes and tax purposes.

            (E) Income Taxes

            Deferred income taxes arise from temporary differences between the recording of assets and or liabilities reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. To the extent that the total of deferred tax assets are not realized, a reserve is established.

             3. PROPERTY and EQUIPMENT

             Property and equipment at March 31, 2001 (Unaudited) consisted of the following;

    Office Equipment                $53,406
    Furniture & Fixtures              6,782
    Automobiles                      29,465
       Total                         89,656
    Less, Accumulated Depreciation  (22,414)
                                    -------
    Total Property and Equipment    $67,242

             The useful lives of property and equipment for purposes of computing depreciation are;

  Office equipment   5-7 years
  Automobiles        5 Years

             5. RELATED PARTY TRANSACTIONS

            The Company's legal counsel, Steffanie Lewis, of the International Business Law Firm, P.C. owns 803,750 restricted shares of common stock at March 31, 2001 or approximately 12.8% of the Company's issued and outstanding common stock. Ms. Lewis was issued 125,000 restricted common shares in June 1997 in exchange for legal work performed in connection with various certifications, authorities and financial matters. She was previously issued 33,333 of restricted common shares in exchange for the first six months preparation of the 1990 application to the Department of Transportation for Air Line Fitness Certification.

            On June 30, 1997 Steffanie Lewis was issued 125,000 restricted common shares, as negotiated with the management of the Company, in exchange for the total due to her, in the amount of $1,624,432.

            On June 23, 1997 Igor Dmitrowsky, President of the Company and a shareholder, relinquished the amount due to him totaling
  $22,142. Accordingly, the Company has recorded Contributed Capital in the amount of $22,142.

            On March 30, 1998, Various shareholders including Igor Dmitrowsky, President of the Company relinquished the amounts due them totaling $160,983. Accordingly, the Company recorded Contributed Capital in the amount of $160,983.

            On September 1998, Igor Dmitrowsky, President of the Company and a shareholder, relinquished the amount due to him totaling
  $45,711. Accordingly, the Company has recorded Contributed Capital in the amount of $45,711.

            On September 1998, Leonard Becker, a shareholder, relinquished the amount due to him totaling $57,000. Accordingly, the Company has recorded Contributed Capital in the amount of $57,000.

            6. INCOME TAXES

            At December 31, 2000 the Company has a net operating loss carry forward of $7,923,675 which is available to offset future taxable income. The carry forwards start to expire between the year 2006 and 2013. The Company is still liable for certain minimum state and city taxes.

            As of December 1, 2001, a net deferred tax benefit has not been reflected to record temporary differences between the amount of assets and liabilities recorded for financial reporting and income tax purposes due to the establishment of a 100% valuation allowance relating to the uncertainty of recoverability.

            7. STOCKHOLDERS' DEFICIT

           (A) Stock Options

           In 1992, the Company granted options to purchase 43,583 restricted shares of common stock, at $80.00 per share, to certain private investors. These options expire upon the passing of thirty full calendar months after the Company has made a public sale of securities in compliance with the Securities Act of 1933, as amended, or the passing of twenty years from date of said agreements, whichever is earlier. As of March 31, 2001, no options have been exercised.

           (B) Retirement or Stock

            On November 4, 1992, the Company issued 10,416 restricted shares of stock for $500,000 to a private investor. On November 24, 1992, these shares were repurchased for the same amount from the investor and subsequently retired.

           (C) Acquisition of Common Treasury Stock

            On September 28, 1998 the Company purchased from Igor Dmitrowsky, president of the Company, 833,333 common shares for $100 and has granted him an option to repurchase 1,000,000 common shares from the Company at $100 upon the completion or the Company's inaugural flight or upon the exercise of any warrants, whichever occurs first.

           (D) Reverse Stock Split

            On August 24, 1995, the Board of Directors authorized and the majority of the current shareholders ratified a ten for one reverse stock split of the Company's $.0001 par value common stock.

            On December 31, 1997, the Board of Directors authorized and the majority of the current shareholders ratified a two for one reverse stock split of the Company's $.000l par value common stock.

            On September 29, 1998, the Board of Directors authorized and the majority of the current shareholders ratified a one and two tenths (1.2) for one reverse stock split of the Company's $.0001 par value common stock.

            All references in the accompanying financial statements to the number of common shares, warrants and per share amounts have been restated to reflect the reverse stock splits.

            (E) Preferred Shares

            On December 7, 1998, the Company amended its Articles of Incorporation thereby, increasing the authorized aggregate number of preferred stock shares from 15,000 preferred stock shares at no par value to 500,000 preferred stock shares at $.01 par value.

           (F) Contributed Capital

            The Company has recorded service contributions from certain key officers who have worked for and on behalf of the Company. The service contribution amounts have been calculated based on an a normal rate of compensation, on either a full or part time basis, as based on the number of hours worked by each individual.

            The Company maintains no obligation, present or future, to pay or repay for any and all service contributions received.
  Accordingly, the Company has not recorded a liability for, accrued for, and/or accounted for any monetary reserves in connection with the service contributions.

            On June 23, 1997, certain of the Company's management relinquished the amount due them for back-pay totaling $270,928
  Accordingly, the Company has recorded Contributed Capital in the amount of $270,928.

  Item 2.   Management's Discussion and Plan of Operation.

       The Company has been working with consultants to refine tools and procedures for implementing its revenue operations plan for use when management, with the advice of consultants, determines the appropriate time. Administrative activities have been conducted to further that end and to pursue the suit identified above.

       The Company expects to maintain over the next twelve months. In the absence of outside investors, management is foregoing compensation and expects to contribute administrative costs necessarily incurred.

       The Company plans no product research and development at this time or any purchase or sale of equipment. There is no significant change in the personnel disclosed in Registration Statement 333-37409.


  PART II -OTHER INFORMATION

  Item 1.     Legal Proceedings.

       On February 1, 2000,in the US District Court for the Southern District of New York, the Company sued Canadian Imperial Bank of Commerce and its wholly-owned subsidiary CIBC Oppenheimer Corp. for action under its clearing agency license that violated securities laws and RICO and requested ancillary jurisdiction over the state causes of action. Respondents answered with a Motion to Dismiss which was granted in a summary order on June 16, 2000 and which the Company appealed on July 17, 2000. The decision is pending.

  Item 2.    Changes in Securities.

       The following number of shares were issued to the following persons at par value under exemption 4(2).

       Igor Dmitrowsky        1,396,000
       Aina Dmitrowsky           26,000
       Steffanie Lewis          245,000
       Walter Kaplinsky         210,000
       Richard Charbit          200,000
       Airline Software          30,000
       Andris Rukmanis           10,000
       Robert Strom              80,000
       Terry Warren              25,000
       Pandu Gururaj             20,000
       Sriam Das                  5,000
       John Stolarz              10,000
       Ilona Priedite            15,000
       Regina Kaplinsky          15,000

  Item 3.     Intentionally omitted.

  Item 4.     Intentionally omitted.

  Item 5.     Intentionally omitted.

  Item 6.     Intentionally omitted.

                                SIGNATURES

  In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

  BALTIA AIR LINES, INC., Registrant


  Date: 12-16-2001      ____ IGOR DMITROWSKY (signed) _____
                    By: Igor Dmitrowsky, President


  Date: 12-16-2001      ____ WALTER KAPLINKSY (signed)_____

                    By: Walter Kaplinsky, Secretary

  [BLTQ01-1.wpd 011216]